Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER,

AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of Target Global Acquisition I Corp. hereby certify that (a) Target Global Acquisition I Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (b) information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Target Global Acquisition I Corp.

April 17, 2025	/s/ Michael Minnick
Michael Minnick
Chief Executive Officer

April 17, 2025	/s/ Heiko Dimmerling
Heiko Dimmerling
Chief Financial Officer